Exhibit 99.1

Jasper Therapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update

REDWOOD CITY, Calif., May 14, 2026 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (Jasper), a clinical stage biotechnology company focused on development of briquilimab, a novel antibody therapy targeting c-Kit (CD117) to address mast cell driven diseases such as chronic spontaneous urticaria (CSU), chronic inducible urticaria (CIndU) and asthma, today reported results for the fiscal quarter ended March 31, 2026 and provided a corporate update.

“In recent months, we have continued to advance the briquilimab development program in CSU.” said Jeet Mahal, President and Chief Executive Officer of Jasper. “Following our positive clinical data update in January, we have conducted an analysis of the full data package from BEACON, SPOTLIGHT and the open-label extension study to drive the selection of two active dosing regimens to evaluate in our Phase 2b study. In parallel we have also updated and refiled the Phase 2b protocol with the FDA as we work to secure additional funding to enable commencement of the study in the second half of this year as planned.”

Highlights for First Quarter 2025 and Recent Weeks

●	Refiled an updated Phase 2b protocol with the FDA for the planned Phase 2b study of briquilimab in CSU.

●	Jeet Mahal appointed as Chief Executive Officer to lead next phase of clinical growth.

●	Reported positive updated data from briquilimab studies in chronic spontaneous urticaria in January 2026:

o	67% of additional patients (n=6) enrolled in the BEACON study given an initial dose of 240mg briquilimab followed by 180mg every 8 weeks achieved a complete response at 12 weeks with a mean UAS7 reduction of 31 points

o	75% of CSU participants (n=36) enrolled in the open label extension dosed with 180mg briquilimab every 8 weeks achieved a complete response or well controlled disease at 12 weeks

o	With a median duration of follow up of more than 200 days on 63 participants in the open label extension study, KIT related AEs were low in frequency and predominantly low-grade events that resolved while on study

First Quarter Fiscal 2026 Financial Results

●	Cash and cash equivalents as of March 31, 2026, totaled $14.1 million.

●	Research and development expense for the three months ended March 31, 2026, was $5.8 million.

●	General and administrative expense for the three months ended March 31, 2026, was $5.1 million.

●	Jasper reported a net loss of $1.2 million, or basic and diluted net loss per share attributable to common stockholders of $0.04 for the three months ended March 31, 2026.

About Jasper

Jasper is a clinical-stage biotechnology company focused on developing briquilimab as a therapeutic for chronic mast cell diseases. Briquilimab is a targeted aglycosylated monoclonal antibody that blocks stem cell factor from binding to the KIT receptor, thereby inhibiting signaling through the receptor. This inhibition disrupts the critical survival signal, leading to the depletion of the mast cells via apoptosis which removes the underlying source of the inflammatory response in mast cell driven diseases such as chronic urticaria and asthma. Jasper is currently evaluating briquilimab as a treatment in patients with CSU, CIndU and asthma. Briquilimab has a demonstrated efficacy and safety profile in patients and healthy volunteers, with positive clinical outcomes in CSU, CIndU and allergic asthma. For more information, please visit us at www.jaspertx.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding briquilimab’s potential, including with respect to its potential in mast cell driven diseases such as CSU, CIndU and asthma; Jasper’s continued advancement of its briquilimab development program in CSU; Jasper’s Phase 2b study in CSU, including the planned commencement thereof and the selection of dosing regimes; and Jasper’s work to secure additional funding for its Phase 2b study in CSU. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Many actual events and circumstances are beyond the control of Jasper. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; the risk that clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; the risk that prior test, study and trial results may not be replicated in continuing or future studies and trials; Jasper’s ability to continue as a going concern and its imminent need to raise additional funding to continue its operations; the risk that Jasper may be unable to raise capital to continue its operations and its Phase 2b/3 study in CSU; the risk that Jasper will be unable to successfully market or gain market acceptance of its product candidates; the risk that prior study results may not be replicated; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; the effects of competition on Jasper’s business; the risk that third parties on which Jasper depends for laboratory, clinical development, manufacturing and other critical services will fail to perform satisfactorily; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; the risk that Jasper will be unable to obtain and maintain sufficient intellectual property protection for its investigational products or will infringe the intellectual property protection of others; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or Jasper’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Jasper may elect to update these forward-looking statements at some point in the future, Jasper specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Jasper’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts:

Alex Gray (investors)
Jasper Therapeutics
650-549-1454

agray@jaspertx.com

Joyce Allaire (investors)
LifeSci Advisors
617-435-6602
jallaire@lifesciadvisors.com

Media:

media@jaspertx.com

JASPER THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2026	2025
Operating expenses
Research and development(1)	$5,814	$16,157
General and administrative(1)	5,138	5,645
Total operating expenses	10,952	21,802
Loss from operations	(10,952)	(21,802)
Interest income	164	624
Change in fair value of warrant liability	9,640	—
Other expense, net	(26)	(63)
Total other income, net	9,778	561
Net loss and comprehensive loss	$(1,174)	$(21,241)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(1.41)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	28,671,819	15,022,122

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Three Months Ended March 31
	2026	2025

Research and development	$221	$571
General and administrative	$202	$1,240
Total	423	$1,811

JASPER THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$14,144	$28,692
Prepaid expenses and other current assets	6,148	5,953
Total current assets	20,292	34,645
Property and equipment, net	81	102
Operating lease right-of-use assets	317	502
Restricted cash	417	417
Other non-current assets	77	113
Total assets	$21,184	$35,779

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,439	$6,220
Current portion of operating lease liabilities	757	1,235
Accrued expenses and other current liabilities	5,800	5,745
Total current liabilities	8,996	13,200
Warrant liability	6,524	16,164
Other non-current liabilities	2,264	2,264
Total liabilities	17,784	31,628

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	321,241	320,818
Accumulated deficit	(317,844)	(316,670)
Total stockholders’ equity	3,400	4,151
Total liabilities and stockholders’ equity	$21,184	$35,779

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